Exhibit 99.1

FOR IMMEDIATE RELEASE

TN-K ENERGY COMPLETES DRILLING ON THE FIRST LOCATION OF THE AENY CHECKERBOARD ACQUISITION

Crossville, TN -- (GlobeNewswire)—March 24, 2010 —TN-K Energy Group Inc. (Pink Sheets: TNKY) today announced that drilling is complete on the first location of the AENY Checkerboard acquisition. This was the first of ten locations to be drilled by Americas Energy Company (AENY.OB) on the JR Clark lease in Green County, Kentucky.

The well was drilled to a total depth of 1,900 feet, with a show of oil in the Knox formation at 1,700 feet. TN-K Energy Group is the operator of said well and will now begin testing the well for commercial value.

“I am very excited to see weather improvement,” said Ken Page, President and CEO of TN-K Energy.  “This means that we can get back to our vigorous pace of drilling and producing oil on our leases. We have more than 80 well locations to be drilled. With the two checkerboard acquisitions, we have well over 60 locations to be drilled on the JR and Pansy Clark leases, along with more than 20 well locations in other counties in Tennessee and Kentucky.

About TN-K Energy Group Inc.

TN-K Energy Group Inc. is an independent energy company with operations in Tennessee and Kentucky.

This press release contains "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intent," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may," or words or expressions of similar meaning. Such statements are not guarantees of future performance and could cause the actual results of TN-K Energy Group to differ materially from the results expressed or implied by such statements, including, but not limited to, the company’s ability to enter into one or more leases for oil, gas and coal properties, the ability to obtain audited financial statements as necessary on these properties, compliance with Federal securities laws, and other factors. Additional information regarding risks can be found in TN-K Energy Group’s Annual Report on Form 10-K and its other filings with the SEC. Accordingly, although TN-K Energy Group believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. TN-K Energy Group has no obligation to update the forward-looking information contained in this press release.

Contact: Ken Page
President
TN-K Energy Group Inc.
(931) 707-9599

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